Third quarter 2024 Earnings Release

Exhibit 99.1

Walker & Dunlop Reports Third Quarter 2024 Financial Results

36% Increase in Total Transaction Volume Drives 33% Increase in Diluted Earnings Per Share

THIRD QUARTER 2024 HIGHLIGHTS

●	Total transaction volume of $11.6 billion, up 36% from Q3’23
●	Total revenues of $292.3 million, up 9% from Q3’23
●	Net income of $28.8 million and diluted earnings per share of $0.85, up 34% and 33%, respectively, from Q3’23
●	Adjusted EBITDA(1) of $78.9 million, up 7% from Q3’23
●	Adjusted core EPS(2) of $1.19, up 7% from Q3’23
●	Servicing portfolio of $134.1 billion as of September 30, 2024, up 4% from September 30, 2023
●	Declared quarterly dividend of $0.65 per share for the fourth quarter 2024

YEAR-TO-DATE 2024 HIGHLIGHTS

●	Total transaction volume of $26.5 billion, up 12% from 2023
●	Total revenues of $791.0 million, up 1% from 2023
●	Net income of $63.3 million and diluted earnings per share of $1.87, down 16% and 17%, respectively, from 2023
●	Adjusted EBITDA(1) of $234.0 million, up 10% from 2023
●	Adjusted core EPS(2) of $3.60, up 11% from 2023

BETHESDA, MD – NOVEMBER 7, 2024 – Walker & Dunlop, Inc. (NYSE: WD) (the “Company,” or “Walker & Dunlop”) reported quarterly total transaction volume of $11.6 billion, up 36% from the third quarter of 2023, which drove total revenues of $292.3 million, up 9% year over year. Net income for the third quarter of 2024 was up 34% year over year to $28.8 million, while diluted earnings per share of $0.85 was up 33%. Adjusted EBITDA increased 7% to $78.9 million, reflecting the growth in transaction volumes year over year. Adjusted core EPS, which removes primarily non-cash revenues and expenses, was up 7% year over year to $1.19. The Company’s Board of Directors declared a dividend of $0.65 per share for the fourth quarter 2024.

“The commercial real estate market continues to improve, supported by strong fundamentals that are attracting capital to the market and driving an increase in acquisition and financing activity,” commented Walker & Dunlop Chairman and CEO Willy Walker. “As a result, nearly all of our key financial results improved in the third quarter, including a 33% year-over-year increase in diluted earnings per share to $0.85 driven by $11.6 billion of total transaction volume, up 36% year over year and 37% sequentially from Q2’24.”

“We carried the market’s momentum into the fourth quarter, and while rate movements and the presidential election have been headwinds, it is our belief that we are at the beginning of the next commercial real estate cycle where profits will be harvested, loans will be refinanced, and capital will be deployed – all generating demand for Walker & Dunlop’s capital and services,” continued Walker.  “Our scaled servicing and asset management business will continue to generate strong recurring cash revenues as our Capital Markets business recovers and grows in the next cycle. Our continued investments in the people of Walker & Dunlop, our brand, and our technology position us extremely well to grow our financial results on the top and bottom line over the next several years.”

(1)	Adjusted EBITDA is a non-GAAP financial measure the Company presents to help investors better understand our operating performance. For a reconciliation of adjusted EBITDA to net income, refer to the sections of this press release below titled “Non-GAAP Financial Measures,” “Adjusted Financial Measure Reconciliation to GAAP” and “Adjusted Financial Measure Reconciliation to GAAP by Segment.”
(2)	Adjusted core EPS is a non-GAAP financial measure the Company presents to help investors better understand our operating performance. For a reconciliation of Adjusted core EPS to Diluted EPS, refer to the sections of this press release below titled “Non-GAAP Financial Measures” and “Adjusted Core EPS Reconciliation.”

Third quarter 2024 Earnings Release

CONSOLIDATED THIRD QUARTER 2024

OPERATING RESULTS

TRANSACTION VOLUMES
(in thousands)	Q3 2024	Q3 2023	$ Variance	% Variance
Fannie Mae	$2,001,356	$1,739,332	$262,024	15%
Freddie Mac	1,545,939	1,072,048	473,891	44
Ginnie Mae - HUD	272,054	86,557	185,497	214
Brokered (1)	4,028,208	3,149,457	878,751	28
Principal Lending and Investing (2)	165,875	-	165,875	N/A
Debt financing volume	$8,013,432	$6,047,394	$1,966,038	33%
Property sales volume	3,602,675	2,508,073	1,094,602	44
Total transaction volume	$11,616,107	$8,555,467	$3,060,640	36%
(1)	Brokered transactions for life insurance companies, commercial banks, and other capital sources.
(2)	Includes debt financing volumes from our interim loan program, our interim loan joint venture, and Walker & Dunlop Investment Partners, Inc. (“WDIP”) separate accounts.

DISCUSSION OF QUARTERLY RESULTS:

●	As interest rates stabilized during the third quarter of 2024, capital flows increased causing a surge in multifamily property sales this quarter. Consequently, our property sales volume increased dramatically to $3.6 billion, a 44% increase over the third quarter of 2023.
●	The acceleration of multifamily property sales activity caused an increased need for debt financing, as many sales transactions rely on debt financing. Fannie Mae and Freddie Mac are the largest providers of capital to the multifamily sector, and we are the largest Fannie Mae lender and third largest Freddie Mac lender. Consequently, our lending volumes with the GSE’s grew to a combined $3.5 billion during the third quarter of 2024, an increase of 26% over the same quarter last year.
●	The year-over-year increase in HUD financing volume solidified Walker & Dunlop as the 2nd largest HUD lender for their fiscal year ended September 30, 2024, up from 5th in 2023.
●	The 28% increase in brokered volume was primarily the result of an expanding supply of capital from life insurance companies, banks, CMBS and other private capital providers, highlighted by a $1.2 billion refinancing of a marquee mixed-use property in the current quarter.

MANAGED PORTFOLIO
(dollars in thousands, unless otherwise noted)	Q3 2024	Q3 2023	$ Variance	% Variance
Fannie Mae	$66,068,212	$62,850,853	$3,217,359	5%
Freddie Mac	40,090,158	38,656,136	1,434,022	4
Ginnie Mae - HUD	10,727,323	10,320,520	406,803	4
Brokered	17,156,810	17,091,925	64,885	-
Principal Lending and Investing	38,043	40,000	(1,957)	(5)
Total Servicing Portfolio	$134,080,546	$128,959,434	$5,121,112	4%
Assets under management	18,210,452	17,334,877	875,575	5
Total Managed Portfolio	$152,290,998	$146,294,311	$5,996,687	4%
Custodial escrow account balance at period end (in billions)	$3.1	$2.8
Weighted-average servicing fee rate (basis points)	24.1	24.2
Weighted-average remaining servicing portfolio term (years)	7.7	8.4

Third quarter 2024 Earnings Release

DISCUSSION OF QUARTERLY RESULTS:

●	Our servicing portfolio continues to expand as a result of additional Agency debt financing volumes over the past 12 months, partially offset by principal paydowns and loan payoffs.
●	During the third quarter of 2024, we added $1.3 billion of net loans to our servicing portfolio, and over the past 12 months, we added $5.1 billion of net loans to our servicing portfolio, almost all of which were Agency loans.
●	$11.4 billion of Agency loans in our servicing portfolio are scheduled to mature over the next two years. These loans, with a lower weighted-average servicing fee of 22.6 basis points, represent only 10% of the total Agency loans in our portfolio.
●	The mortgage servicing rights (“MSRs”) associated with our servicing portfolio had a fair value of $1.4 billion as of both September 30, 2024 and 2023.
●	Assets under management as of September 30, 2024 consisted of $15.8 billion of low-income housing tax credit (“LIHTC”) funds, $1.5 billion of debt funds, and $1.0 billion of equity funds managed by Walker & Dunlop Investment Partners, Inc. The 5% increase in assets under management was due to increases in all three categories.

KEY PERFORMANCE METRICS
(in thousands, except per share amounts)	Q3 2024	Q3 2023	$ Variance	% Variance
Walker & Dunlop net income	$28,802	$21,458	$7,344	34%
Adjusted EBITDA	78,905	74,065	4,840	7
Diluted EPS	$0.85	$0.64	$0.21	33%
Adjusted core EPS	$1.19	$1.11	$0.08	7%
Operating margin	13%	10%
Return on equity	7	5
Key Expense Metrics (as a % of total revenues):
Personnel expenses	50%	51%
Other operating expenses	11	11

DISCUSSION OF QUARTERLY RESULTS:

●	Net income and diluted EPS increased 34% and 33%, respectively, in the third quarter of 2024 compared to the same period in 2023, primarily driven by higher origination fees and non-cash MSR income from increased Agency debt financing volume year over year. The increase in net income also drove the increase in return on equity to 7% for the third quarter of 2024.
●	The 7% increase in adjusted EBITDA was largely due to higher origination fees, servicing fees, and property sale broker fees, partially offset by decreases in investment management fees, and other revenues and increases in variable personnel expenses tied to higher transaction activity, and other operating expenses.
●	Adjusted core EPS, which excludes, among other items, the impacts of non-cash MSR income and amortization, the provision for credit losses, and acquisition-related costs, such as amortization of intangible assets, rose to $1.19 from $1.11 in the third quarter of 2024. The increase was largely due to the same factors causing the increase in adjusted EBITDA.
●	The operating margin increase in the third quarter of 2024 was largely due to the growth in total transaction volume that drove a 33% increase to our income from operations.

Third quarter 2024 Earnings Release

KEY CREDIT METRICS
(in thousands)	Q3 2024	Q3 2023	$ Variance		% Variance
At-risk servicing portfolio (1)	$61,237,535	$57,857,659		$3,379,876	6%
Maximum exposure to at-risk portfolio (2)	12,454,158	11,750,068		704,090	6
Defaulted loans (3)	$59,645	$—	$	N/A	N/A %
Key credit metrics (as a % of the at-risk portfolio):
Defaulted loans	0.10%	0.00%
Allowance for risk-sharing	0.05	0.05
Key credit metrics (as a % of maximum exposure):
Allowance for risk-sharing	0.24%	0.26%

(1)	At-risk servicing portfolio is defined as the balance of Fannie Mae Delegated Underwriting and Servicing (“DUS”) loans subject to the risk-sharing formula described below, as well as a small number of Freddie Mac loans on which we share in the risk of loss. Use of the at-risk portfolio provides for comparability of the full risk-sharing and modified risk-sharing loans because the provision and allowance for risk-sharing obligations are based on the at-risk balances of the associated loans. Accordingly, we have presented the key statistics as a percentage of the at-risk portfolio.

For example, a $15 million loan with 50% risk-sharing has the same potential risk exposure as a $7.5 million loan with full DUS risk sharing. Accordingly, if the $15 million loan with 50% risk-sharing were to default, we would view the overall loss as a percentage of the at-risk balance, or $7.5 million, to ensure comparability between all risk-sharing obligations. To date, substantially all of the risk-sharing obligations that we have settled have been from full risk-sharing loans.

(2)	Represents the maximum loss we would incur under our risk-sharing obligations if all of the loans we service, for which we retain some risk of loss, were to default and all of the collateral underlying these loans was determined to be without value at the time of settlement. The maximum exposure is not representative of the actual loss we would incur.
(3)	Defaulted loans represent loans in our Fannie Mae at-risk portfolio that are probable of foreclosure or that have foreclosed and for which we have recorded a collateral-based reserve (i.e., loans where we have assessed a probable loss). Other loans that are delinquent but not foreclosed or that are not probable of foreclosure are not included here. Additionally, loans that have foreclosed or are probable of foreclosure but are not expected to result in a loss to us are not included here.

DISCUSSION OF QUARTERLY RESULTS:

●	Our at-risk servicing portfolio, which is comprised of loans subject to a defined risk-sharing formula, increased primarily due to the level of Fannie Mae loans added to the portfolio during the past 12 months. We take credit risk exclusively on loans backed by multifamily assets and have no credit exposure to losses in any other sector of the commercial real estate lending market.
●	As of September 30, 2024, seven at-risk loans were in default with an aggregate unpaid principal balance (“UPB”) of $59.6 million compared to none as of September 30, 2023. The collateral-based reserves on defaulted loans were $6.5 million and zero as of September 30, 2024 and September 30, 2023, respectively. The approximately 3,000 remaining loans in the at-risk servicing portfolio continue to exhibit strong credit quality, with low levels of delinquencies and strong operating performance of the underlying properties in the portfolio.
●	During the first quarter of 2024, we repurchased a Fannie Mae loan for $13.5 million in cash. We have an immaterial reserve for credit losses related to this loan. In 2023, we received repurchase requests from Freddie Mac related to two loans with UPBs of $11.4 million and $34.8 million, respectively. In the first quarter of 2024, we entered into forbearance and indemnification agreements with Freddie Mac that, among other things, delayed the repurchases of these loans and transferred the risk of loss for both loans from Freddie Mac to Walker & Dunlop. The forbearance and indemnification agreement for one of the loans was extended during the third quarter of 2024, and both now expire in March 2025. As of September 30, 2024, the aggregate UPB of repurchased and indemnified loans totaled $61.8 million, and we have recorded collateral based reserves of $8.4 million for those loans.
●	During the third quarter of 2024, we recorded a provision for credit losses of $3.0 million, primarily related to an increase in the estimated losses associated with the portfolio of repurchased and indemnified assets described in the previous bullet point.

Third quarter 2024 Earnings Release

THIRD QUARTER 2024

FINANCIAL RESULTS BY SEGMENT

Interest expense on corporate debt is determined at a consolidated corporate level and allocated to each segment proportionally based on each segment’s use of that corporate debt. Income tax expense is determined at a consolidated corporate level and allocated to each segment proportionally based on each segment’s income from operations, except for significant, one-time tax activities, which are allocated entirely to the segment impacted by the tax activity. The following details explain the changes in these expense items at a consolidated corporate level:

●	Interest expense on corporate debt increased 4% from the third quarter of 2023, primarily due to an increase in interest expense on borrowings to support our LIHTC operations, which is included as a component of interest expense on corporate debt.
●	Income tax expense increased $1.8 million, or 25%, from the third quarter of 2023, primarily as a result of the 33% increase in income from operations, partially offset by a decrease in the effective tax rate from 25% to 24% year over year. The decrease in the effective tax rate was primarily due to a $1.1 million tax adjustment to our international tax accruals due to a lower than estimated amount of taxes in our 2022 return, which was recently filed timely.

FINANCIAL RESULTS – CAPITAL MARKETS
(in thousands)	Q3 2024	Q3 2023	$ Variance	% Variance
Loan origination and debt brokerage fees, net ("origination fees")	$72,723	$56,149	$16,574	30%
Fair value of expected net cash flows from servicing, net ("MSR income")	43,426	35,375	8,051	23
Property sales broker fees	19,322	16,862	2,460	15
Net warehouse interest income (expense), loans held for sale ("LHFS")	(2,798)	(2,565)	(233)	(9)
Other revenues	11,039	11,875	(836)	(7)
Total revenues	$143,712	$117,696	$26,016	22%
Personnel	$104,987	$97,973	$7,014	7%
Amortization and depreciation	1,137	1,137	—	—
Interest expense on corporate debt	4,888	4,874	14	0
Goodwill impairment	—	14,000	(14,000)	(100)
Fair value adjustments to contingent consideration liabilities	(1,366)	(14,000)	12,634	90
Other operating expenses	5,137	4,193	944	23
Total expenses	$114,783	$108,177	$6,606	6%
Income (loss) from operations	$28,929	$9,519	$19,410	204%
Income tax expense (benefit)	7,073	2,386	4,687	196
Net income (loss) before noncontrolling interests	$21,856	$7,133	$14,723	206%
Less: net income (loss) from noncontrolling interests	26	83	(57)	(69)
Walker & Dunlop net income (loss)	$21,830	$7,050	$14,780	210%
Key revenue metrics (as a % of debt financing volume):
Origination fee rate (1)	0.93%	0.93%
MSR rate (2)	0.55	0.58
Agency MSR rate (3)	1.14	1.22
Key performance metrics:
Operating margin	20%	8%
Adjusted EBITDA	$(4,601)	$(15,704)	$11,103	71%

(1)	Origination fees as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(2)	MSR income as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(3)	MSR income as a percentage of Agency debt financing volume.

Third quarter 2024 Earnings Release

CAPITAL MARKETS – DISCUSSION OF QUARTERLY RESULTS:

The Capital Markets segment includes our Agency lending, debt brokerage, property sales, appraisal and valuation services, investment banking, and housing market research businesses.

●	Origination fees increased in the third quarter of 2024 primarily because of the increase in debt financing volume. MSR income increased primarily due to 32% growth in Agency financing volume that was partially offset by a decline in the Agency MSR rate, largely driven by a decrease in FNMA loans as a percentage of Agency debt financing volume during the quarter.
●	Property sales broker fees increased year over year as a result of the 44% increase in property sales volumes, partially offset by a decrease in the fee margin.
●	Personnel expense increased in the third quarter of 2024 primarily due to an increase in commission expenses related to higher origination fees and property sales broker fees, and an increase in subjective bonus expense tied to overall company performance.
●	During the third quarter of 2024, the fair value adjustments made to contingent consideration liabilities were associated with a much smaller acquisition than those made in the prior year, leading to the change year over year. Additionally, the fair value adjustments made in the third quarter of 2024 did not trigger a goodwill impairment consideration event, while the adjustments in the third quarter of 2023 did, resulting in the decrease in goodwill impairment year over year.

Third quarter 2024 Earnings Release

FINANCIAL RESULTS – SERVICING & ASSET MANAGEMENT
(in thousands)	Q3 2024	Q3 2023	$ Variance	% Variance
Origination fees	$823	$—	$823	N/A %
Servicing fees	82,222	79,200	3,022	4
Investment management fees	11,744	13,362	(1,618)	(12)
Net warehouse interest income, loans held for investment ("LHFI")	651	534	117	22
Placement fees and other interest income	40,299	39,475	824	2
Other revenues	9,145	15,569	(6,424)	(41)
Total revenues	$144,884	$148,140	$(3,256)	(2)%
Personnel	$20,951	$17,139	$3,812	22%
Amortization and depreciation	54,668	54,375	293	1
Provision (benefit) for credit losses	2,850	421	2,429	577
Interest expense on corporate debt	11,711	11,096	615	6
Other operating expenses	6,611	5,039	1,572	31
Total expenses	$96,791	$88,070	$8,721	10%
Income (loss) from operations	$48,093	$60,070	$(11,977)	(20)%
Income tax expense (benefit)	10,756	15,040	(4,284)	(28)
Net income (loss) before noncontrolling interests	$37,337	$45,030	$(7,693)	(17)%
Less: net income (loss) from noncontrolling interests	(145)	(397)	252	63
Walker & Dunlop net income (loss)	$37,482	$45,427	$(7,945)	(17)%
Key performance metrics:
Operating margin	33%	41%
Adjusted EBITDA	$117,455	$124,849	$(7,394)	(6)%

SERVICING & ASSET MANAGEMENT – DISCUSSION OF QUARTERLY RESULTS:

The Servicing & Asset Management segment includes loan servicing, principal lending and investing, management of third-party capital invested in tax credit equity funds focused on the affordable housing sector and other commercial real estate, and real estate-related investment banking and advisory services.

●	The $5.1 billion net increase in the servicing portfolio over the past 12 months was the principal driver of the growth in servicing fees year over year, partially offset by a slight decrease in the weighted-average servicing fee year over year.
●	Investment management fees decreased primarily due to a decline in the accrual for investment management fees from our LIHTC funds resulting from lower anticipated revenues for the year.
●	Other revenues primarily decreased as a result of lower syndication and other revenues related to a 78% decline in gross equity raised year over year, as the closing of one of our LIHTC funds was delayed in the third quarter of 2024.
●	Personnel expense increased primarily due to increased salaries and benefits resulting from an 8% increase in average segment headcount year over year combined with an increase in variable compensation costs.
●	The provision for credit losses in 2024 was primarily attributable to the $3.0 million increase in the fair value of the forbearance and indemnification agreements with Freddie Mac, as noted above in our Key Credit Metrics, with no comparable activity in the prior year.
●	Other operating expenses increased primarily as a result of costs associated with operating properties controlled through loan repurchase or indemnification, with no comparable activity in the prior year.

Third quarter 2024 Earnings Release

FINANCIAL RESULTS – CORPORATE
(in thousands)	Q3 2024	Q3 2023	$ Variance	% Variance
Other interest income	$3,258	$3,525	$(267)	(8)%
Other revenues	450	(618)	1,068	173
Total revenues	$3,708	$2,907	$801	28%
Personnel	$19,600	$21,395	$(1,795)	(8)%
Amortization and depreciation	1,756	1,967	(211)	(11)
Interest expense on corporate debt	1,633	1,624	9	1
Other operating expenses	20,236	19,297	939	5
Total expenses	$43,225	$44,283	$(1,058)	(2)%
Income (loss) from operations	$(39,517)	$(41,376)	$1,859	4%
Income tax expense (benefit)	(9,007)	(10,357)	1,350	13
Walker & Dunlop net income (loss)	$(30,510)	$(31,019)	$509	2%
Key performance metric:
Adjusted EBITDA	$(33,949)	$(35,080)	$1,131	3%

CORPORATE – DISCUSSION OF QUARTERLY RESULTS:

The Corporate segment consists of corporate-level activities including accounting, information technology, legal, human resources, marketing, internal audit, and various other corporate groups (“support functions”). The Company does not allocate costs from these support functions to its other segments in presenting segment operating results.

●	Other revenues, which primarily consist of gains and losses on equity-method investments, shifted from a loss in the third quarter of 2023 to a gain in the third quarter of 2024.
●	The decrease in personnel expense was primarily driven by a decrease in subjective bonus expenses tied to company performance, principally for our executive officers. This decrease was partially offset by an increase in salaries and benefits from a 2% higher average segment headcount year over year.

Third quarter 2024 Earnings Release

YEAR-TO-DATE 2024

CONSOLIDATED OPERATING RESULTS

Interest expense on corporate debt is determined at a consolidated corporate level and allocated to each segment proportionally based on each segment’s use of that corporate debt. Income tax expense is determined at a consolidated corporate level and allocated to each segment proportionally based on each segment’s income from operations, except for significant, one-time tax activities, which are allocated entirely to the segment impacted by the tax activity. The following details explain the changes in these expense items at a consolidated corporate level:

●	Interest expense on corporate debt increased $3.9 million, or 8%, from 2023, primarily as a result of an increase in interest rates on our term loan year over year, as our term loan carries a floating interest rate. Additionally, interest expense on borrowings to support our LIHTC operations, which is also included as a component of interest expense on corporate debt, increased year over year as the amount of borrowings increased.
●	Income tax expense decreased $5.1 million, or 21%, from 2023, primarily as a result of the 20% decrease in income from operations and the aforementioned decrease in international tax accruals.

OPERATING RESULTS AND KEY PERFORMANCE METRICS
(in thousands)	YTD Q3 2024	YTD Q3 2023	$ Variance	% Variance
Debt financing volume	$20,158,458	$17,781,027	$2,377,431	13%
Property sales volume	6,300,609	5,907,138	393,471	7
Total transaction volume	$26,459,067	$23,688,165	$2,770,902	12%
Total revenues	791,039	780,104	10,935	1
Total expenses	711,658	681,274	30,384	4
Walker & Dunlop net income	$63,331	$75,758	$(12,427)	(16)%
Adjusted EBITDA	233,972	212,541	21,431	10
Diluted EPS	$1.87	$2.25	$(0.38)	(17)%
Adjusted core EPS	$3.60	$3.25	$0.35	11%
Operating margin	10%	13%
Return on equity	5	6

DISCUSSION OF YEAR-TO-DATE RESULTS:

●	The 12% increase in total transaction volume was primarily driven by the 27% increase in brokered debt financing volume and 7% increase in property sales financing volume, partially offset by a 17% decline in Fannie Mae debt financing volume.
●	The 16% decrease in Walker & Dunlop net income was primarily as a result of a 20% decrease in income from operations driven by: (i) a 9% decline in non-cash MSR income from lower Fannie Mae debt financing volume, (ii) a 16% decrease in other revenues, (iii) a net provision for credit losses in 2024 compared to a net benefit in 2023, and (iv) a 12% increase in other operating expenses. These factors driving income from operations down were partially offset by a (i) 9% increase in origination fees due to the increase in debt financing volume, partially offset by a decrease in Agency debt financing volume as a percentage of overall debt financing volume; (ii) 5% growth in servicing fees, and (iii) a 13% increase in placement fees and other interest income primarily due to elevated earnings rates on deposits tied to short-term interest rates.
●	The decrease in other revenues was primarily attributable to (i) a decrease in investment banking revenues year over year, as we closed the largest investment banking transaction in our history in 2023 with no similar transaction in the current year, (ii) a decline in syndication and other revenues related to a decline in gross equity raised year over year as the closing of one of our LIHTC funds was delayed in the third quarter of 2024, and (iii) the write-off of debt premium related to the payoff of fixed-rate debt in 2023 with no comparable activity in 2024.
●	The provision for credit losses in 2024 was primarily related to a $7.6 million provision for other credit losses related to repurchased and indemnified loans discussed above in our Key Credit Metrics, with no comparable activity in 2023. The net benefit for credit losses in 2023 related primarily an annual update of our historical loss rate.

Third quarter 2024 Earnings Release

●	The increase in other operating expenses was primarily related to increases in expenses associated with multi-year software and data contracts that are used throughout our business, and miscellaneous expenses, including the costs associated with operating properties noted above.
●	Adjusted EBITDA increased 10% primarily due to increased origination fees, servicing fees, and placement fees and other interest income and a decrease in net write-offs, partially offset by decreases in investment management fees and other revenues and increases in personnel and other operating expenses.
●	Diluted EPS decreased 17% year over year, compared to an 11% increase in our adjusted core EPS year over year. The main drivers of the difference between diluted EPS and adjusted core EPS relate to a decrease in non-cash MSR income and an increase to non-cash provision for credit loss expenses, which are removed from adjusted core EPS. Diluted EPS incorporates the impact of those items, while adjusted core EPS excludes those items and reflects the year-over-year growth of our recurring revenue streams. Additionally, net write-offs, a cash-related reduction for adjusted core EPS decreased, resulting in increased adjusted core EPS. This cash-related reduction for adjusted core EPS is not included in diluted EPS.
●	Operating margin decreased primarily due to changes in our non-cash activity, including: (i) a decline of MSR income due to lower Fannie Mae debt financing volume, (ii) a change from a large benefit for credit losses in 2023 to a provision for credit losses in 2024, and (iii) other changes as noted above describing the decrease in income from operations.

Third quarter 2024 Earnings Release

YEAR-TO-DATE 2024

FINANCIAL RESULTS BY SEGMENT

FINANCIAL RESULTS – CAPITAL MARKETS
(in thousands)	YTD Q3 2024	YTD Q3 2023	$ Variance	% Variance
Origination fees	$180,264	$167,679	$12,585	8%
MSR income	97,673	107,446	(9,773)	(9)
Property sales broker fees	39,408	38,831	577	1
Net warehouse interest income (expense), LHFS	(6,322)	(7,006)	684	10
Other revenues	32,756	40,735	(7,979)	(20)
Total revenues	$343,779	$347,685	$(3,906)	(1)%
Personnel	$276,655	$281,502	$(4,847)	(2)%
Amortization and depreciation	3,412	3,412	—	—
Interest expense on corporate debt	15,038	13,870	1,168	8
Goodwill impairment	—	14,000	(14,000)	(100)
Fair value adjustments to contingent consideration liabilities	(1,366)	(14,000)	12,634	90
Other operating expenses	14,831	15,037	(206)	(1)
Total expenses	$308,570	$313,821	$(5,251)	(2)%
Income (loss) from operations	$35,209	$33,864	$1,345	4%
Income tax expense (benefit)	8,689	8,462	227	3
Net income (loss) before noncontrolling interests	$26,520	$25,402	$1,118	4%
Less: net income (loss) from noncontrolling interests	353	1,741	(1,388)	(80)
Walker & Dunlop net income (loss)	$26,167	$23,661	$2,506	11%
Key revenue metrics (as a % of debt financing volume):
Origination fee rate	0.91%	0.94%
MSR rate	0.49	0.60
Agency MSR rate	1.14	1.20
Key performance metrics:
Operating margin	10%	10%
Adjusted EBITDA	$(32,431)	$(44,725)	$12,294	27%

CAPITAL MARKETS – DISCUSSION OF YEAR-TO-DATE RESULTS:

●	The increase in origination fees was largely driven by a 13% increase in debt financing volume year over year, partially offset by a slight decline in our origination fee rate due to the shift in the mix of our debt financing volume towards brokered debt financing volume.
●	The decreases in our MSR income and Agency MSR rate were primarily attributable to a decline in Fannie Mae debt financing volume in 2024. Fannie Mae volume as a percentage of total debt financing volume decreased from 30% to 22% year over year. Fannie Mae loans produce higher MSR income compared to our other product types, due to their higher weighted average servicing fees.

Third quarter 2024 Earnings Release

●	The decrease in other revenues was primarily related to the closing of the largest investment banking deal in the Company’s history, a $7.5 million transaction, which closed in the first quarter of 2023, with no comparable transaction in 2024.
●	Personnel expense decreased year over year primarily as a result of a 7% lower average segment headcount, partially offset by increased commission costs related to higher origination fees in 2024.
●	During 2024, the fair value adjustments made to contingent consideration liabilities were associated with a much smaller acquisition than those made in the prior year, leading to the change year over year. Additionally, the fair value adjustments made in 2024 did not trigger a goodwill impairment consideration event, while the adjustments in 2023 did, resulting in the decrease in goodwill impairment year over year.

FINANCIAL RESULTS – SERVICING & ASSET MANAGEMENT
(in thousands)	YTD Q3 2024	YTD Q3 2023	$ Variance	% Variance
Origination fees	$2,356	$522	$1,834	351%
Servicing fees	242,683	232,027	10,656	5
Investment management fees	40,086	44,844	(4,758)	(11)
Net warehouse interest income, LHFI	1,475	3,450	(1,975)	(57)
Placement fees and other interest income	113,072	100,636	12,436	12
Other revenues	34,679	42,697	(8,018)	(19)
Total revenues	$434,351	$424,176	$10,175	2%
Personnel	$59,083	$53,669	$5,414	10%
Amortization and depreciation	160,912	161,935	(1,023)	(1)
Provision (benefit) for credit losses	6,310	(11,088)	17,398	157
Interest expense on corporate debt	33,848	31,385	2,463	8
Other operating expenses	18,462	16,465	1,997	12
Total expenses	$278,615	$252,366	$26,249	10%
Income (loss) from operations	$155,736	$171,810	$(16,074)	(9)%
Income tax expense (benefit)	38,430	42,931	(4,501)	(10)
Net income (loss) before noncontrolling interests	$117,306	$128,879	$(11,573)	(9)%
Less: net income (loss) from noncontrolling interests	(3,891)	(3,364)	(527)	(16)
Walker & Dunlop net income (loss)	$121,197	$132,243	$(11,046)	(8)%
Key performance metrics:
Operating margin	36%	41%
Adjusted EBITDA	$361,614	$346,283	$15,331	4%

SERVICING & ASSET MANAGEMENT – DISCUSSION OF YEAR-TO-DATE RESULTS:

●	The $5.1 billion net increase in the servicing portfolio over the past 12 months was the principal driver of the growth in servicing fees year over year, partially offset by a slight decrease in the weighted average servicing fee.
●	Investment management fees decreased primarily due to a decline in the accrual for investment management fees from our LIHTC funds due to lower anticipated revenues for the year.
●	Placement fees and other interest income increased largely as a result of higher placement fees earned on deposits due to higher short-term interest rates. Additionally, the average escrow balance increased in 2024.
●	The decrease in other revenues was primarily related to a decline in syndication and other revenues related to a decline in gross equity raised year over year as the closing of one of our LIHTC funds was delayed in the third quarter of 2024.
●	Personnel expense increased primarily due to increased salaries and benefits due to a 5% increase in average segment headcount year over year.

Third quarter 2024 Earnings Release

●	The provision for credit losses in 2024 was primarily related to a $7.6 million provision for credit losses related to repurchased and indemnified loans, as noted in our Key Credit Metrics, with no comparable activity in 2023. The benefit for credit losses in 2023 related primarily to the update of our historical loss rate.

FINANCIAL RESULTS – CORPORATE
(in thousands)	YTD Q3 2024	YTD Q3 2023	$ Variance	% Variance
Other interest income	$10,927	$8,674	$2,253	26%
Other revenues	1,982	(431)	2,413	560
Total revenues	$12,909	$8,243	$4,666	57%
Personnel	$54,330	$53,254	$1,076	2%
Amortization and depreciation	5,171	5,390	(219)	(4)
Interest expense on corporate debt	4,879	4,623	256	6
Other operating expenses	60,093	51,820	8,273	16
Total expenses	$124,473	$115,087	$9,386	8%
Income (loss) from operations	$(111,564)	$(106,844)	$(4,720)	(4)%
Income tax expense (benefit)	(27,531)	(26,698)	(833)	(3)
Walker & Dunlop net income (loss)	$(84,033)	$(80,146)	$(3,887)	(5)%
Key performance metric:
Adjusted EBITDA	$(95,211)	$(89,017)	$(6,194)	(7)%

CORPORATE – DISCUSSION OF YEAR-TO-DATE RESULTS:

●	Total revenues increased as a result of higher interest income earned on our corporate and fund cash balances and an increase in income from equity-method investments.
●	The increase in other operating expenses was primarily the result of increased travel and entertainment, software, and miscellaneous expenses year over year.

CAPITAL SOURCES AND USES

On November 6, 2024, the Company’s Board of Directors declared a dividend of $0.65 per share for the fourth quarter of 2024. The dividend will be paid on December 6, 2024, to all holders of record of the Company’s restricted and unrestricted common stock as of November 22, 2024.

In May 2024, the Company entered into a second amendment to the existing credit agreement that, among other things, decreased the interest rate of the incremental $200 million borrowing by 0.75% per annum, to Term SOFR plus 2.25% per annum, and combined the incremental term loan with the initial term loan to create a single fungible $800 million senior secured term loan.

On February 14, 2024, our Board of Directors authorized the repurchase of up to $75.0 million of the Company’s outstanding common stock over a 12-month period ending February 23, 2025 (the “2024 Share Repurchase Program”). We have not repurchased any shares of common stock under the 2024 Share Repurchase Program.

Any purchases made pursuant to the 2024 Share Repurchase Program will be made in the open market or in privately negotiated transactions, from time to time, as permitted by federal securities laws and other legal requirements. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The repurchase program may be suspended or discontinued at any time.

Third quarter 2024 Earnings Release

CONFERENCE CALL INFORMATION

Listeners can access the Company’s quarterly conference call for more information regarding our financial results via the dial-in number and webcast link below. Presentation materials related to the conference call will be posted to the Investor Relations section of the Company’s website prior to the call. An audio replay will also be available on the Investor Relations section of the Company’s website, along with the presentation materials.

Earnings Call:	Thursday, November 7, 2024 at 8:30am EST
Phone:	(888) 256-1007 from within the United States; (773) 305-6853 from outside the United States
Confirmation Code:	1186507
Webcast Link:	https://event.webcasts.com/viewer/event.jsp?ei=1655311&tp_key=70e4b5c240

ABOUT WALKER & DUNLOP

Walker & Dunlop (NYSE: WD) is one of the largest commercial real estate finance and advisory services firms in the United States. Our ideas and capital create communities where people live, work, shop, and play. The diversity of our people, breadth of our brand and technological capabilities make us one of the most insightful and client-focused firms in the commercial real estate industry.

NON-GAAP FINANCIAL MEASURES

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses adjusted EBITDA, adjusted core net income, and adjusted core EPS, which are non-GAAP financial measures. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. When analyzing our operating performance, readers should use adjusted EBITDA, adjusted core net income, and adjusted core EPS in addition to, and not as an alternative for, net income and diluted EPS.

Adjusted core net income and adjusted core EPS represent net income adjusted for amortization and depreciation, provision (benefit) for credit losses, net write-offs, the fair value of expected net cash flows from servicing, net, the income statement impact from periodic revaluation and accretion associated with contingent consideration liabilities related to acquired companies, and other one-time adjustments, such as goodwill impairment. Adjusted EBITDA represents net income before income taxes, interest expense on our corporate debt, and amortization and depreciation, adjusted for provision (benefit) for credit losses, net write-offs, stock-based compensation expense, the fair value of expected net cash flows from servicing, net, the write-off of the unamortized balance of premium associated with the repayment of a portion of our corporate debt, goodwill impairment, and contingent consideration liability fair value adjustments when the fair value adjustment is a triggering event for a goodwill impairment assessment. Furthermore, adjusted EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not reflect certain cash requirements such as tax and debt service payments. The amounts shown for adjusted EBITDA may also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges that are used to determine compliance with financial covenants. Because not all companies use identical calculations, our presentation of adjusted EBITDA, adjusted core net income and adjusted core EPS may not be comparable to similarly titled measures of other companies.

We use adjusted EBITDA, adjusted core net income, and adjusted core EPS to evaluate the operating performance of our business, for comparison with forecasts and strategic plans and for benchmarking performance externally against competitors. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financial information, provide useful information to investors by offering:

●	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;
●	the ability to better identify trends in the Company’s underlying business and perform related trend analyses; and
●	a better understanding of how management plans and measures the Company’s underlying business.

Third quarter 2024 Earnings Release

We believe that these non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these non-GAAP financial measures should only be used to evaluate the Company’s results of operations in conjunction with the Company’s GAAP financial information. For more information on adjusted EBITDA, adjusted core net income, and adjusted core EPS, refer to the section of this press release below titled “Adjusted Financial Measure Reconciliation to GAAP” and “Adjusted Financial Measure Reconciliation to GAAP By Segment.”

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement.

While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to: (1) general economic conditions and multifamily and commercial real estate market conditions, (2) changes in interest rates, (3) regulatory and/or legislative changes to Freddie Mac, Fannie Mae or HUD, (4) our ability to retain and attract loan originators and other professionals, (5) success of our various investments funded with corporate capital, and (6) changes in federal government fiscal and monetary policies, including any constraints or cuts in federal funds allocated to HUD for loan originations.

For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any updates or supplements in subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.walkerdunlop.com.

CONTACT US

Headquarters: 7272 Wisconsin Avenue, Suite 1300 Bethesda, Maryland 20814 Phone 301.215.5500 info@walkeranddunlop.com	Investors: Kelsey Duffey Senior Vice President, Investor Relations Phone 301.202.3207 investorrelations@walkeranddunlop.com	Media: Carol McNerney Chief Marketing Officer Phone 301.215.5515 info@walkeranddunlop.com

Third quarter 2024 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Unaudited

	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023
(in thousands)
Assets
Cash and cash equivalents	$179,759	$208,095	$216,532	$328,698	$236,321
Restricted cash	39,827	35,460	21,071	21,422	17,768
Pledged securities, at fair value	203,945	197,936	190,679	184,081	177,509
Loans held for sale, at fair value	1,024,984	814,883	497,933	594,998	758,926
Mortgage servicing rights	836,896	850,831	881,834	907,415	921,746
Goodwill	901,710	901,710	901,710	901,710	949,710
Other intangible assets	170,713	174,467	178,221	181,975	185,927
Receivables, net	307,407	272,827	250,406	233,563	265,234
Committed investments in tax credit equity	333,713	151,674	122,332	154,028	212,296
Other assets	580,277	567,515	565,194	544,457	552,414
Total assets	$4,579,231	$4,175,398	$3,825,912	$4,052,347	$4,277,851

Liabilities
Warehouse notes payable	$1,019,850	$810,114	$521,977	$596,178	$790,742
Notes payable	769,376	770,707	772,037	773,358	774,677
Allowance for risk-sharing obligations	29,859	30,477	30,124	31,601	30,957
Commitments to fund investments in tax credit equity	289,250	134,493	114,206	140,259	196,250
Other liabilities	724,543	695,813	651,660	764,822	754,234
Total liabilities	$2,832,878	$2,441,604	$2,090,004	$2,306,218	$2,546,860

Stockholders' Equity
Common stock	$332	$331	$331	$329	$328
Additional paid-in capital	412,570	407,426	427,184	425,488	420,062
Accumulated other comprehensive income (loss)	1,466	415	(492)	(479)	(1,864)
Retained earnings	1,295,459	1,288,728	1,288,313	1,298,412	1,287,653
Total stockholders’ equity	$1,709,827	$1,696,900	$1,715,336	$1,723,750	$1,706,179
Noncontrolling interests	36,526	36,894	20,572	22,379	24,812
Total equity	$1,746,353	$1,733,794	$1,735,908	$1,746,129	$1,730,991
Commitments and contingencies	—	—	—	—	—
Total liabilities and stockholders' equity	$4,579,231	$4,175,398	$3,825,912	$4,052,347	$4,277,851

Third quarter 2024 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income

Unaudited

	Quarterly Trends					Nine months ended
						September 30,
(in thousands, except per share amounts)	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	2024	2023
Revenues
Origination fees	$73,546	$65,334	$43,740	$66,208	$56,149	$182,620	$168,201
MSR income	43,426	33,349	20,898	34,471	35,375	97,673	107,446
Servicing fees	82,222	80,418	80,043	79,887	79,200	242,683	232,027
Property sales broker fees	19,322	11,265	8,821	15,135	16,862	39,408	38,831
Investment management fees	11,744	14,822	13,520	537	13,362	40,086	44,844
Net warehouse interest income (expense)	(2,147)	(1,584)	(1,116)	(2,077)	(2,031)	(4,847)	(3,556)
Placement fees and other interest income	43,557	41,040	39,402	45,210	43,000	123,999	109,310
Other revenues	20,634	26,032	22,751	34,965	26,826	69,417	83,001
Total revenues	$292,304	$270,676	$228,059	$274,336	$268,743	$791,039	$780,104

Expenses
Personnel	$145,538	$133,067	$111,463	$125,865	$136,507	$390,068	$388,425
Amortization and depreciation	57,561	56,043	55,891	56,015	57,479	169,495	170,737
Provision (benefit) for credit losses	2,850	2,936	524	636	421	6,310	(11,088)
Interest expense on corporate debt	18,232	17,874	17,659	18,598	17,594	53,765	49,878
Goodwill impairment	—	—	—	48,000	14,000	—	14,000
Fair value adjustments to contingent consideration liabilities	(1,366)	—	—	(48,500)	(14,000)	(1,366)	(14,000)
Other operating expenses	31,984	32,559	28,843	34,355	28,529	93,386	83,322
Total expenses	$254,799	$242,479	$214,380	$234,969	$240,530	$711,658	$681,274
Income from operations	$37,505	$28,197	$13,679	$39,367	$28,213	$79,381	$98,830
Income tax expense	8,822	7,902	2,864	10,331	7,069	19,588	24,695
Net income before noncontrolling interests	$28,683	$20,295	$10,815	$29,036	$21,144	$59,793	$74,135
Less: net income (loss) from noncontrolling interests	(119)	(2,368)	(1,051)	(2,563)	(314)	(3,538)	(1,623)
Walker & Dunlop net income	$28,802	$22,663	$11,866	$31,599	$21,458	$63,331	$75,758
Net change in unrealized gains (losses) on pledged available-for-sale securities, net of taxes	1,051	907	(13)	1,385	(399)	1,945	(296)
Walker & Dunlop comprehensive income	$29,853	$23,570	$11,853	$32,984	$21,059	$65,276	$75,462

Effective Tax Rate	24%	28%	21%	26%	25%	25%	25%

Basic earnings per share	$0.85	$0.67	$0.35	$0.94	$0.64	$1.87	$2.26
Diluted earnings per share	0.85	0.67	0.35	0.93	0.64	1.87	2.25
Cash dividends paid per common share	0.65	0.65	0.65	0.63	0.63	1.95	1.89

Basic weighted-average shares outstanding	33,169	33,121	32,978	32,825	32,737	33,090	32,654
Diluted weighted-average shares outstanding	33,203	33,154	33,048	32,941	32,895	33,135	32,853

Third quarter 2024 Earnings Release

SUPPLEMENTAL OPERATING DATA

Unaudited

	Quarterly Trends					Nine months ended
						September 30,
(in thousands, except per share data and unless otherwise noted)	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	2024	2023
Transaction Volume:
Components of Debt Financing Volume
Fannie Mae	$2,001,356	$1,510,804	$903,368	$1,692,405	$1,739,332	$4,415,528	$5,328,992
Freddie Mac	1,545,939	1,153,190	974,926	1,308,263	1,072,048	3,674,055	3,260,672
Ginnie Mae - HUD	272,054	185,898	14,140	316,960	86,557	472,092	361,929
Brokered (1)	4,028,208	3,852,851	3,319,074	2,885,454	3,149,457	11,200,133	8,829,434
Principal Lending and Investing (2)	165,875	214,975	15,800	218,750	—	396,650	—
Total Debt Financing Volume	$8,013,432	$6,917,718	$5,227,308	$6,421,832	$6,047,394	$20,158,458	$17,781,027
Property Sales Volume	3,602,675	1,530,783	1,167,151	2,877,399	2,508,073	6,300,609	5,907,138
Total Transaction Volume	$11,616,107	$8,448,501	$6,394,459	$9,299,231	$8,555,467	$26,459,067	$23,688,165

Key Performance Metrics:
Operating margin	13%	10%	6%	14%	10%	10%	13%
Return on equity	7	5	3	7	5	5	6
Walker & Dunlop net income	$28,802	$22,663	$11,866	$31,599	$21,458	$63,331	$75,758
Adjusted EBITDA (3)	78,905	80,931	74,136	87,582	74,065	233,972	212,541
Diluted EPS	0.85	0.67	0.35	0.93	0.64	1.87	2.25
Adjusted core EPS (4)	1.19	1.23	1.19	1.42	1.11	3.60	3.25

Key Expense Metrics (as a percentage of total revenues):
Personnel expenses	50%	49%	49%	46%	51%	49%	50%
Other operating expenses	11	12	13	13	11	12	11
Key Revenue Metrics (as a percentage of debt financing volume):
Origination fee rate (5)	0.93%	0.95%	0.84%	1.05%	0.93%	0.91%	0.94%
MSR rate (6)	0.55	0.50	0.40	0.56	0.58	0.49	0.60
Agency MSR rate (7)	1.14	1.17	1.10	1.04	1.22	1.14	1.20

Other Data:
Market capitalization at period end	$3,834,715	$3,311,629	$3,406,853	$3,719,589	$2,433,494
Closing share price at period end	$113.59	$98.20	$101.06	$111.01	$74.24
Average headcount	1,356	1,321	1,323	1,341	1,344

Components of Servicing Portfolio (end of period):
Fannie Mae	$66,068,212	$64,954,426	$64,349,886	$63,699,106	$62,850,853
Freddie Mac	40,090,158	39,938,411	39,665,386	39,330,545	38,656,136
Ginnie Mae - HUD	10,727,323	10,619,764	10,595,841	10,460,884	10,320,520
Brokered (8)	17,156,810	17,239,417	17,312,513	16,940,850	17,091,925
Principal Lending and Investing (9)	38,043	25,893	40,139	40,139	40,000
Total Servicing Portfolio	$134,080,546	$132,777,911	$131,963,765	$130,471,524	$128,959,434
Assets under management (10)	18,210,452	17,566,666	17,465,398	17,321,452	17,334,877
Total Managed Portfolio	$152,290,998	$150,344,577	$149,429,163	$147,792,976	$146,294,311

Key Servicing Portfolio Metrics (end of period):
Custodial escrow deposit balance (in billions)	$3.1	$2.7	$2.3	$2.7	$2.8
Weighted-average servicing fee rate (basis points)	24.1	24.1	24.0	24.1	24.2
Weighted-average remaining servicing portfolio term (years)	7.7	7.9	8.0	8.2	8.4

(1)	Brokered transactions for life insurance companies, commercial banks, and other capital sources.
(2)	Includes debt financing volumes from our interim lending platform, our interim lending joint venture, and WDIP separate accounts.
(3)	This is a non-GAAP financial measure. For more information on adjusted EBITDA, refer to the section above titled “Non-GAAP Financial Measures.”
(4)	This is a non-GAAP financial measure. For more information on adjusted core EPS, refer to the section above titled “Non-GAAP Financial Measures.”
(5)	Origination fees as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(6)	MSR income as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(7)	MSR income as a percentage of Agency debt financing volume.
(8)	Brokered loans serviced primarily for life insurance companies.
(9)	Consists of interim loans not managed for our interim loan joint venture.
(10)	Walker & Dunlop Affordable Equity assets under management, commercial real estate loans and funds managed by WDIP, and interim loans serviced for our interim loan joint venture.

Third quarter 2024 Earnings Release

KEY CREDIT METRICS

Unaudited

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2024	2024	2024	2023	2023
Risk-sharing servicing portfolio:
Fannie Mae Full Risk	$57,032,839	$55,915,670	$55,236,618	$54,583,555	$53,549,966
Fannie Mae Modified Risk	9,035,373	9,038,756	9,113,268	9,115,551	9,295,368
Freddie Mac Modified Risk	69,400	69,510	69,510	23,415	23,415
Total risk-sharing servicing portfolio	$66,137,612	$65,023,936	$64,419,396	$63,722,521	$62,868,749

Non-risk-sharing servicing portfolio:
Fannie Mae No Risk	$—	$—	$—	$—	$5,519
Freddie Mac No Risk	40,020,758	39,868,901	39,595,876	39,307,130	38,632,721
GNMA - HUD No Risk	10,727,323	10,619,764	10,595,841	10,460,884	10,320,520
Brokered	17,156,810	17,239,417	17,312,513	16,940,850	17,091,925
Total non-risk-sharing servicing portfolio	$67,904,891	$67,728,082	$67,504,230	$66,708,864	$66,050,685
Total loans serviced for others	$134,042,503	$132,752,018	$131,923,626	$130,431,385	$128,919,434
Interim loans (full risk) servicing portfolio	38,043	25,893	40,139	40,139	40,000
Total servicing portfolio unpaid principal balance	$134,080,546	$132,777,911	$131,963,765	$130,471,524	$128,959,434

Interim Loan Joint Venture Managed Loans (1)	$424,774	$570,299	$711,541	$710,041	$736,320

At-risk servicing portfolio (2)	$61,237,535	$60,122,274	$59,498,851	$58,801,055	$57,857,659
Maximum exposure to at-risk portfolio (3)	12,454,158	12,222,290	12,088,698	11,949,041	11,750,068
Defaulted loans(4)	59,645	48,560	63,264	27,214	—

Defaulted loans as a percentage of the at-risk portfolio	0.10%	0.08%	0.11%	0.05%	0.00%
Allowance for risk-sharing as a percentage of the at-risk portfolio	0.05	0.05	0.05	0.05	0.05
Allowance for risk-sharing as a percentage of maximum exposure	0.24	0.25	0.25	0.26	0.26

(1)	This balance consists entirely of interim loan joint venture managed loans. We indirectly share in a portion of the risk of loss associated with interim loan joint venture managed loans through our 15% equity ownership in the joint venture. We had no exposure to risk of loss for the loans serviced directly for our interim loan joint venture partner. The balance of this line is included as a component of assets under management in the Supplemental Operating Data table.
(2)	At-risk servicing portfolio is defined as the balance of Fannie Mae DUS loans subject to the risk-sharing formula described below, as well as a small number of Freddie Mac loans on which we share in the risk of loss. Use of the at-risk portfolio provides for comparability of the full risk-sharing and modified risk-sharing loans because the provision and allowance for risk-sharing obligations are based on the at-risk balances of the associated loans. Accordingly, we have presented the key statistics as a percentage of the at-risk portfolio.

For example, a $15 million loan with 50% risk-sharing has the same potential risk exposure as a $7.5 million loan with full DUS risk sharing. Accordingly, if the $15 million loan with 50% risk-sharing were to default, we would view the overall loss as a percentage of the at-risk balance, or $7.5 million, to ensure comparability between all risk-sharing obligations. To date, substantially all of the risk-sharing obligations that we have settled have been from full risk-sharing loans.

(3)	Represents the maximum loss we would incur under our risk-sharing obligations if all of the loans we service, for which we retain some risk of loss, were to default and all of the collateral underlying these loans was determined to be without value at the time of settlement. The maximum exposure is not representative of the actual loss we would incur.
(4)	Defaulted loans represent loans in our Fannie Mae at-risk portfolio that are probable of foreclosure or that have foreclosed and for which we have recorded a collateral-based reserve (i.e. loans where we have assessed a probable loss). Other loans that are delinquent but not foreclosed or that are not probable of foreclosure are not included here. Additionally, loans that have foreclosed or are probable of foreclosure but are not expected to result in a loss to us are not included here.

Third quarter 2024 Earnings Release

ADJUSTED FINANCIAL MEASURE RECONCILIATION TO GAAP

Unaudited

	Quarterly Trends					Nine months ended
						September 30,
(in thousands)	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	2024	2023
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income	$28,802	$22,663	$11,866	$31,599	$21,458	$63,331	$75,758
Income tax expense	8,822	7,902	2,864	10,331	7,069	19,588	24,695
Interest expense on corporate debt	18,232	17,874	17,659	18,598	17,594	53,765	49,878
Amortization and depreciation	57,561	56,043	55,891	56,015	57,479	169,495	170,737
Provision (benefit) for credit losses	2,850	2,936	524	636	421	6,310	(11,088)
Net write-offs(1)	(468)	—	—	—	(2,008)	(468)	(8,041)
Stock-based compensation expense	6,532	6,862	6,230	5,374	7,427	19,624	22,468
MSR income	(43,426)	(33,349)	(20,898)	(34,471)	(35,375)	(97,673)	(107,446)
Write-off of unamortized premium from corporate debt repayment	—	—	—	—	—	—	(4,420)
Goodwill impairment, net of contingent consideration liability fair value adjustments(2)	—	—	—	(500)	—	—	—
Adjusted EBITDA	$78,905	$80,931	$74,136	$87,582	$74,065	$233,972	$212,541

(1)	The net write-offs for the nine months ended September 30, 2023 includes the $6.0 million write-off of a collateral-based reserve related to a loan held for investment during the second quarter of 2023.
(2)	For the three and nine months ended September 30, 2023, includes goodwill impairment of $14.0 million and contingent consideration liability fair value adjustment of $14.0 million. For the three and nine months ended September 30, 2024, there was no goodwill impairment or contingent consideration liability fair value adjustments that resulted in a triggering event for a goodwill impairment assessment.

Third quarter 2024 Earnings Release

ADJUSTED FINANCIAL MEASURE RECONCILIATION TO GAAP BY SEGMENT

Unaudited

	Capital Markets
	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2024	2023	2024	2023
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income (Loss)	$21,830	$7,050	$26,167	$23,661
Income tax expense (benefit)	7,073	2,386	8,689	8,462
Interest expense on corporate debt	4,888	4,874	15,038	13,870
Amortization and depreciation	1,137	1,137	3,412	3,412
Stock-based compensation expense	3,897	4,224	11,936	13,316
MSR income	(43,426)	(35,375)	(97,673)	(107,446)
Goodwill impairment, net of contingent consideration liability fair value adjustments(1)	—	—	—	—
Adjusted EBITDA	$(4,601)	$(15,704)	$(32,431)	$(44,725)

	Servicing & Asset Management
	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2024	2023	2024	2023
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income (Loss)	$37,482	$45,427	$121,197	$132,243
Income tax expense (benefit)	10,756	15,040	38,430	42,931
Interest expense on corporate debt	11,711	11,096	33,848	31,385
Amortization and depreciation	54,668	54,375	160,912	161,935
Provision (benefit) for credit losses	2,850	421	6,310	(11,088)
Net write-offs(2)	(468)	(2,008)	(468)	(8,041)
Stock-based compensation expense	456	498	1,385	1,338
Write-off of unamortized premium from corporate debt repayment	—	—	—	(4,420)
Adjusted EBITDA	$117,455	$124,849	$361,614	$346,283

	Corporate
	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2024	2023	2024	2023
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income (Loss)	$(30,510)	$(31,019)	$(84,033)	$(80,146)
Income tax expense (benefit)	(9,007)	(10,357)	(27,531)	(26,698)
Interest expense on corporate debt	1,633	1,624	4,879	4,623
Amortization and depreciation	1,756	1,967	5,171	5,390
Stock-based compensation expense	2,179	2,705	6,303	7,814
Adjusted EBITDA	$(33,949)	$(35,080)	$(95,211)	$(89,017)

(1)	For the three and nine months ended September 30, 2023, includes goodwill impairment of $14.0 million and contingent consideration liability fair value adjustment of $14.0 million. For the three and nine months ended September 30, 2024, there was no goodwill impairment or contingent consideration liability fair value adjustment that resulted in a triggering event for a goodwill impairment assessment.
(2)	The net write-offs for the nine months ended September 30, 2023 includes the $6.0 million write-off of a collateral-based reserve related to a loan held for investment during the second quarter of 2023.

Third quarter 2024 Earnings Release

ADJUSTED CORE EPS RECONCILIATION

Unaudited

	Quarterly Trends					Nine months ended
						September 30,
(in thousands)	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	2024	2023
Reconciliation of Walker & Dunlop Net Income to Adjusted Core Net Income
Walker & Dunlop Net Income	$28,802	$22,663	$11,866	$31,599	$21,458	$63,331	$75,758
Provision (benefit) for credit losses	2,850	2,936	524	636	421	6,310	(11,088)
Net write-offs(1)	(468)	—	—	—	(2,008)	(468)	(8,041)
Amortization and depreciation	57,561	56,043	55,891	56,015	57,479	169,495	170,737
MSR income	(43,426)	(33,349)	(20,898)	(34,471)	(35,375)	(97,673)	(107,446)
Goodwill impairment	—	—	—	48,000	14,000	—	14,000
Contingent consideration accretion and fair value adjustments	(1,204)	822	512	(47,637)	(13,426)	130	(13,073)
Income tax expense adjustment(2)	(3,602)	(7,413)	(7,543)	(5,916)	(5,285)	(19,196)	(11,267)
Adjusted Core Net Income	$40,513	$41,702	$40,352	$48,226	$37,264	$121,929	$109,580

Reconciliation of Diluted EPS to Adjusted core EPS
Walker & Dunlop Net Income	$28,802	$22,663	$11,866	$31,599	$21,458	$63,331	$75,758
Diluted weighted-average shares outstanding	33,203	33,154	33,048	32,941	32,895	33,135	32,853
Diluted EPS	$0.85	$0.67	$0.35	$0.93	$0.64	$1.87	$2.25

Adjusted Core Net Income	$40,513	$41,702	$40,352	$48,226	$37,264	$121,929	$109,580
Diluted weighted-average shares outstanding	33,203	33,154	33,048	32,941	32,895	33,135	32,853
Adjusted Core EPS	$1.19	$1.23	$1.19	$1.42	$1.11	$3.60	$3.25

(1)
The net write-offs for the nine months ended September 30, 2023 includes the $6.0 million write-off of a collateral-based reserve related to a loan held for investment during the second quarter of 2023.
(2)
Income tax impact of the above adjustments to adjusted core net income. Uses quarterly or annual effective tax rate as disclosed in the Condensed Consolidated Statements of Income and Comprehensive Income in this “press release.”